Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-72903 and 333-93893 on Form S-8 and Registration Statement No. 333-21692 on Form S-3 of our report dated October 13, 2006 relating to the financial statements of Salton, Inc. as of July 1, 2006 and for each of the two years in the period ended July 1, 2006, appearing in the Annual Report on Form 10-K of Salton, Inc. for the year ended June 30, 2007.
/s/ Deloitte & Touche LLP
Chicago, Illinois
October 4, 2007